UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2013

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

California	0-24274	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 207-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 14, 2013, La Jolla Pharmaceutical Company (the “Company”) hosted a presentation at the MoneyShow in Las Vegas, Nevada. The presentation is available on MoneyShow.com for a limited time. If attendees were not able to join the event live on the day of the conference, an on-demand archive will be available for 90 days at http://www.moneyshow.com. A copy of the presentation from the event is attached hereto as Exhibit 99.1 and is also posted on the Company’s website at http://www.ljpc.com. Also on May 14, 2013 the company issued a press release about the presentation. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

The information set forth under Item 7.01 and in Exhibit 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Presentation used in connection with the MoneyShow May 14, 2013.

99.2	Press Release dated May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: May 16, 2013	By:	/s/ George Tidmarsh

	Name:	George Tidmarsh, M.D., Ph.D.
	Title:	President and Chief Executive Officer